UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐         Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 8, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release (the “Press Release”):

Mantle Ridge Issues Shareholder Letter Outlining the Path Forward for Air Products and Chemicals, Inc.

Explains How Implementing Best-In-Class Linde/Praxair Operating Model Authored by Dennis Reilley Can Re-Establish a Culture of Excellence, Relentless Cost Focus, Disciplined Capital Allocation and Project Execution to Deliver Exceptional Value for Air Products’ Shareholders

Believes “Dream Team” of Dennis Reilley and Eduardo Menezes Would Bring the Specialized Skills, Deep Industry Knowledge, and Sound Judgement Necessary to Lead Air Products Today

Mantle’s Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – Can Help Air Products’ Board to Improve Operational Efficiency, Eliminate the Company’s Persistent Valuation Discount to Peers, and Optimize Ongoing Projects to Maximize Value for Shareholders

Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi and Edward L. Monser

View the Letter and Related Materials at www.RefreshingAirProducts.com

New York – January 8, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today sent a letter to the Company’s shareholders outlining its detailed plan to help Air Products improve from a laggard to a leader within the industrial gases industry, and reiterating its belief that the election of its four superbly qualified, independent director nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – represents the best path forward to maximize the value of Air Products for the benefit of all shareholders.

Mantle Ridge encourages all shareholders to review the attached letter, which is also accessible alongside related materials at www.RefreshingAirProducts.com.

To Enhance Air Products’ Performance and Create the Long-Term Value that Shareholders Deserve, Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi and Edward L. Monser.

Additional information regarding Mantle Ridge’s highly qualified nominees and other materials related to its proxy campaign may be found at www.RefreshingAirProducts.com.

***

The letter to the Company’s shareholders referenced in the Press Release is attached hereto as Exhibit 1.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com

 Exhibit 1

REFRESHING AIR PRODUCTS

Help Air Products Rise from Laggard to Leader

Dear Fellow Air Products Shareholders,

At its Annual Meeting on January 23, 2025, shareholders can help Air Products & Chemicals, Inc. ("Air Products" or the "Company") rise from ***laggard to leader*** by voting on the **BLUE** proxy card **"FOR" all four of Mantle Ridge's superbly qualified, independent director nominees.**

The current Board **refuses to interview these four independent shareholder nominees, as well as proposed CEO candidate Mr. Eduardo Menezes**. But **it is *we, the shareholders*, who will collectively decide who represents us, *not the current Board, led by Chairman Mr. Seifi Ghasemi***. We expect that a Board refreshed with the four shareholder nominees we propose will consider ***all*** candidates for CEO, including Mr. Menezes.

With a properly refreshed Board, and new leadership of Mr. Menezes' caliber, we believe Air Products **would today be worth $425 per share,** and be well-positioned to drive **double-digit** annual Total Shareholder Return (**"TSR"**) compounding thereafter.[1]

Margin Expansion | **Valuation Multiple Upside** | **Optimization of Ongoing Projects**

= $425 per Share Present Value[1]

Well-positioned to drive double-digit annual TSR compounding thereafter

Mr. Ghasemi **insists he will defeat all efforts to remove him – "I will be Chairman of this Company so long as I am vertical … and I mean that."** He has made similar remarks about his role as CEO. But the investment community has celebrated the possibility that shareholder nominee Mr. Dennis Reilley and Mr. Eduardo Menezes would end up as Chairman and CEO, respectively.

REILLEY + MENEZES = "THE DREAM TEAM"

*"…if Seifi Ghasemi were to stand aside, it would be **difficult to imagine a stronger pair of candidates** to take his place."* **– JP Morgan, 10/18/2024**

*"This looks very much like a '**dream team**'."*
– Redburn, 10/25/2024

*"This **"Dream Team" could make a difference** . . . given strong track records and experience."*
– Wells Fargo, 10/15/2024

[1] For further information, see pages 6, 23 and 109 of Mantle Ridge's investor presentation entitled "Refreshing Air Products" (December 2024), filed with the Securities and Exchange Commission on December 17, 2024.



MANTLE RIDGE
BLUE CARD

To restore Air Products' integrity and prosperity
VOTE THE BLUE CARD "FOR" MANTLE RIDGE'S NOMINEES

©2025 Mantle Ridge. All Rights Reserved.

Page 1 of 4

Page 2 of 4 ©2025 Mantle Ridge. All Rights Reserved. The Reilley-Menezes “Dream Team” is uniquely well-positioned to stop the talent exodus from Air Products, and to improve morale, engagement, returns on capital, growth, margins, and TSR. Reilley and Menezes are proven to have the specialized skills, knowledge, experience, and judgment needed to maximize the value of the various challenged projects weighing on the Company, and would do so with solely the shareholders’ best interests in mind. Executive Chairman Candidate: Dennis Reilley CEO Candidate: Eduardo Menezes THE “DREAM TEAM” Legendary industrial gas industry executive who previously served as Chairman, President and Chief Executive Officer of Praxair (now Linde) Lead architect of Praxair’s best-in-class operating model, which is distinguished by its culture of excellence, relentless cost discipline, disciplined capital allocation and project execution, and focus on riskadjusted returns Praxair’s model is the “gold standard” of the industry and drives consistently strong shareholder returns During Mr. Reilley’s tenure at Praxair, he achieved best-in-class total shareholder returns, revenue growth, EBIT growth, EBIT margins, and returns on invested capital Distinguished leader in the industrial gases sector with more than three decades of experience at Praxair and Linde During his tenure at Praxair, served as the senior-most operating executive at various points in each global region of the Company Following the merger of Linde and Praxair, most recently served as the EVP of EMEA for Linde, a segment with ~$8 billion of sales and ~18,000 employees, approaching the size of Air Products; expanded margins by 550bps over just three years Spent last 11 years at Linde and Praxair as a direct report to the CEO and Chairman Since Mr. Reilley’s appointment as CEO, Praxair (now Linde) has delivered a 39x TSR, nearly double that of Air Products, ~2.5x Air Liquide, and ~5.5x the S&P 500. Linde is now the most valuable Basic Materials company in the world. Post-merger, Mr. Menezes applied “the gold standard” operating model to expand Linde’s EMEA margins by ~550bps in just three years. 15x 39x 50x 40x 30x 20x 10x — 21x 7x Praxair now S&P 500 TOTAL SHAREHOLDER RETURN EMEA EBIT MARGIN 25% 20% 15% 10% 5% 0% 2018 2019 2020 2021 +550bps 21% 23% 25% 19%

Driving the Praxair operating model at Air Products should deliver impressive results. Its three core elements – 1) **culture of excellence**, 2) **relentless cost focus**, and 3) **disciplined capital allocation and project execution** – have driven exceptional results over decades at Praxair/Linde. It can deliver great value for Air Products' shareholders as well.

	Culture of Excellence	Relentless Cost Focus	Disciplined Capital Allocation and Project Execution
LINDE / PRAXAIR OPERATING MODEL	✔ Highest ethical standards ✔ No excuses, high-performance culture ✔ Attentive training, mentorship, empowerment ✔ Set high bars, with aligned compensation ✔ Transparency and accountability throughout organization	✔ Seek to be most efficient player in the industry ✔ Thousands of small actions across the P&L add up to material impact and compound over time ✔ Continuous improvement: consistent annual reductions in asset-level cash operating costs ✔ Zero cost creep from non-core activities	✔ Exclusively pursue projects that fit within the low-risk, high-return profile of the core industrial gas business ✔ Avoid higher-risk, lower-return speculative projects ✔ Highest standards of underwriting and engineering execution ✔ Maintain respect for ecosystem partners and customers
OPPORTUNITY FOR AIR PRODUCTS' SHAREHOLDERS	✔ Development of **deep bench of talent** ✔ **Strong succession** planning for the Board and management ✔ **Rigorous, appropriate benchmarking** of performance ✔ **Transparent shareholder communications** on operating performance ✔ **Enhanced disclosure** on ongoing projects	✔ **250bps margin opportunity ($1+ EPS) from reduction of excess costs** tied to non-core project scope ✔ **100-300bps margin opportunity ($0.50-$1.50 EPS) from core business operating efficiency** ✔ **Increase in ROIC and Free Cash Flow** driven by increased earnings power and improved capital allocation discipline	✔ **Eliminate valuation multiple discount to best-in-class Linde,** driven by improved capital allocation discipline and project execution ✔ **Optimize and derisk ongoing speculative projects** to maximize value ✔ **Deploy capital exclusively in core-like projects,** including in clean energy ✔ **Restore relationships** with customers and ecosystem partners ✔ **Increase capital returns to shareholders** through dividends and share repurchases

If the Board is properly refreshed with the four independent shareholder nominees, and if the Company is led by an executive such as Mr. Menezes, we believe that the following three levers will drive value creation at the Company:

- ✔ **Margin expansion:** improved operational efficiency and reduction of excess non-core costs
- ✔ **Valuation:** eliminate valuation multiple discount to best-in-class peer Linde
- ✔ **Optimize ongoing projects:** maximize value, enhance transparency, and attain best-in-class record of execution

= $425

per Share Present Value[1]

Well-positioned to drive double-digit annual TSR compounding thereafter

©2025 Mantle Ridge. All Rights Reserved.
Page 3 of 4

Together, by voting for the four strong, independent shareholder nominees, and withholding against the designated ongoing directors most responsible for the Company's current plight, we can realize this vision for Air Products.



MANTLE RIDGE
BLUE CARD
MANTLE RIDGE NOMINEES
FOR
WITHHOLD
Andrew Evans
Paul Hilal
Tracy McKibben
Dennis Reilly
OPPOSED COMPANY NOMINEES
Charles Cogut
Lisa A. Davis
Seifollah Ghasemi
Edward L. Monser
ACCEPTABLE COMPANY NOMINEES
Tonit M. Calaway
Jessica Trocchi Graziano
Bhavesh V. "Bob" Patel
Wayne T. Smith
Alfred Stern

Vote the BLUE Proxy Card

"FOR" Mantle Ridge's Four Superbly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben and Dennis Reilley – and "WITHHOLD" on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah "Seifi" Ghasemi and Edward L. Monser.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, "Mantle Ridge") or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the "Definitive Proxy Statement") and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the "2025 Annual Meeting"). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the "Mantle Ridge Parties"), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the "Participants").

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC'S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

©2025 Mantle Ridge. All Rights Reserved.

Page 4 of 4